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                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                        Tender of Shares of Common Stock

                                       of

                            Cobra Golf Incorporated

                   (Not to be Used for Signature Guarantees)

  This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.001 per share (the "Shares"), of Cobra Golf Incorporated, a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach First Chicago Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

               By Mail:                     By Hand or Overnight Delivery:
                                                 Tenders & Exchanges
          Tenders & Exchanges                       14 Wall Street
             P.O. Box 2559                            8th Floor
            Suite 4660-COB                          Suite 4680-COB
  Jersey City, New Jersey 07303-2559           New York, New York 10005

                                 By Facsimile:
                                 (201) 222-4720
                                       or
                                 (201) 222-4721

                        Confirm Facsimile by Telephone:
                                 (201) 222-4707

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to HCAC, Inc., a Delaware corporation (the "Purchaser"), and a wholly-owned subsidiary of American Brands, Inc., a Delaware corporation (the "Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 22, 1995 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.
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Number of Shares:                        Name(s) of Record Holder(s):
                 ---------------------                               ----------
Certificate No(s). (if available):       --------------------------------------

--------------------------------------   Address(es):
--------------------------------------               --------------------------
                                        ---------------------------------------
                                        ---------------------------------------
                                         Area Code and Telephone Number(s):

                                         --------------------------------------

If Share(s) will be tendered by book-entry transfer, check one box.

 [_] The Depository Trust Company
 [_] Midwest Securities Trust Company
 [_] Philadelphia Depository Trust Company

Account Number:                          Signature(s):
                ----------------------                -------------------------
Date:
     ---------------------------------   --------------------------------------
                                         --------------------------------------

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association's Medallion Program, hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees to deliver to the Depositary, at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
             -------------------------   --------------------------------------
                                                 (AUTHORIZED SIGNATURE)
Address:                                 Title:
        ------------------------------         --------------------------------
Area Code and Telephone Number:          Name:
                               -------         --------------------------------
                                                 (PLEASE TYPE OR PRINT)
                                         Date:
                                               --------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE OF
      GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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